Life Series Funds             N-SAR     06/30/2017

Exhibit 77Q1

The Amended and Restated Schedule A to the Subadvisory Agreement among FIMCO, the First Investors Life Series Funds and Ziegler Capital Management, LLC was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on April 28, 2017
(Accession No. 0000898432-17-000499), which is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.